UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      June 13, 2005

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Borregas Avenue
Sunnyvale, California  94089

(Address of principal executive offices, including zip code)

(408) 542-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In an article titled “Catalyst Semiconductor Succeeds in Getting Closer to Customers” appearing in the “Special Advertising Section” of the June 13, 2005 issue of the EE Times, the following sentences appeared:

“This year, mixed signal and analog products accounted for 6% of the company’s $63.5 million revenue, up from 2% of sales the previous year.  The remaining sales came from its traditional EEPROM segment.  By the end of 2006, mixed signal and analog is expected to reach 25% of sales, said Wiley.”

The sentences above should have read as follows:

“This year, mixed signal and analog products accounted for 5% of the company’s $62.3 million revenue, up from 2% of sales the previous year.  The remaining sales came from its traditional EEPROM and Flash products.  The intermediate target for our mixed signal and analog products is to reach 25% of sales, said Wiley.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2005
CATALYST SEMICONDUCTOR, INC.

	By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

	By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance & Administration and
Chief Financial Officer